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                                                                                                         EXHIBIT 11


                           STONE CONTAINER CORPORATION
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE
                         (IN MILLIONS, EXCEPT PER SHARE)

                                                                                                 Three Months Ended
                                                                                                     March 31,
                                                                                                 ------------------
                                                                                                   1997     1996
                                                                                                 -------- --------
PRIMARY EARNINGS PER SHARE
  Shares of Common Stock:
    Weighted average number of common shares outstanding. . . . . . . . . . . . . . . . . . . .     99.3     99.2
                                                                                                 -------- --------
  Primary Weighted Average Shares Outstanding . . . . . . . . . . . . . . . . . . . . . . . . .     99.3     99.2
                                                                                                 -------- --------
                                                                                                 -------- --------

  Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(96.7)  $ 32.4

  Less:
    Series E Cumulative Convertible Exchangeable Preferred Stock dividend . . . . . . . . . . .     (2.0)    (2.0)
                                                                                                 -------- --------
  Net income (loss) used in computing primary net income (loss) per common share. . . . . . . .   $(98.7)  $ 30.4
                                                                                                 -------- --------
                                                                                                 -------- --------

  PRIMARY EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ (.99)  $  .31
                                                                                                 -------- --------
                                                                                                 -------- --------

FULLY DILUTED EARNINGS PER SHARE
  Shares of Common Stock:
    Weighted average number of common shares outstanding. . . . . . . . . . . . . . . . . . . .     99.3     99.2
    Addition from assumed conversion of 8.875% convertible senior subordinated
      notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.1      5.2
    Addition from assumed conversion of 6.75% convertible subordinated debentures . . . . . . .      1.3      1.3
    Addition from assumed conversion of Series E Cumulative Convertible
      Exchangeable Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.4      3.4
                                                                                                 -------- --------
  Fully Diluted Weighted Average Shares Outstanding . . . . . . . . . . . . . . . . . . . . . .    109.1    109.1
                                                                                                 -------- --------
                                                                                                 -------- --------
  Net Income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $(96.7)  $ 32.4

  Less:
    Series E Cumulative Convertible Exchangeable Preferred Stock dividend . . . . . . . . . . .     (2.0)    (2.0)
Add back:
    Interest on 8.875% convertible senior subordinated notes. . . . . . . . . . . . . . . . . .       .8       .8
    Interest on 6.75% convertible subordinated debentures . . . . . . . . . . . . . . . . . . .       .5       .5
    Series E Cumulative Convertible Exchangeable Preferred Stock dividend . . . . . . . . . . .      2.0      2.0
                                                                                                 -------- --------
  Net income (loss) used in computing fully diluted net income per common share . . . . . . . .   $(95.4)  $ 33.7
                                                                                                 -------- --------
                                                                                                 -------- --------

  FULLY DILUTED EARNINGS PER SHARE (A)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ (.87)  $   .31
                                                                                                 -------- --------
                                                                                                 -------- --------
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(A) Fully diluted earnings per share for the three months ended March 31, 1997 is not presented in the consolidated financial statements due to anti-dilutive nature.

(B) Fully diluted earnings per share for the three months ended March 31, 1996 in the consolidated financial statements excludes the assumed conversion of the 6.75% convertible subordinated debentures and the Series E Cumulative Convertible Exchangeable Preferred Stock due to their anti-dilutive nature.